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              [LETTERHEAD OF ALBRIGHT, PERSING & ASSOCIATES, LTD.]


                                  July 9, 2003



                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statement of Golden Phoenix Minerals, Incorporated (the "Company") on Form SB-2 of our report dated April 13, 2002, incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, on the balance sheet of Golden Phoenix Minerals, Incorporated as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the year then ended.


                                       Very truly yours,

                                       /s/ Albright, Persing & Associates, Ltd.
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                                       ALBRIGHT, PERSING & ASSOCIATES, LTD.